Exhibit (c)(17)

 P.Virgil - Valuation Datapoints & Considerations

 Financial Profile Summary  LRP & Related Context  2

 LRP topline metrics  383  439  526  639  752  890  56  47  41  29  35  32  $439  $487  $567  $668  $788  $922  2024  2025E  2026E  2027E  2028E  2029E  79  87  97  111  126  144  79  87  97  111  126  144  2024  2025E  2026E  2027E  2028E  2029E  83  94  103  116  136  159  $84  $94  $105  $116  $138  $160  2024  2025E  2026E  2027E  2028E  2029E  YoY Growth %  9%  14%  10%  12%  17%  17%  10%  12%  11%  11%  18%  16%  YoY Growth %  5%  10%  12%  14%  14%  14%  5%  10%  12%  14%  14%  14%  YoY Growth %  13%  13%  15%  20%  21%  18%  15%  15%  11%  16%  18%  18%  Political  Excl. Political  Political  3  Revenue ($mm)  Excl. Float & Political Float & Political  TPV ($bn)  Transactions (mm)  Excl. Political

 LRP profit metrics  4  $67  $86  $143  $211  $282  $363  15%  18%  25%  32%  36%  39%  2024  2025E  2026E  2027E  2028E  2029E  $323  $359  $432  $521  $630  $756  74%  74%  76%  78%  80%  82%  2024  2025E  2026E  2027E  2028E  2029E  $85  $104  $161  $229  $303  $387  19%  21%  28%  34%  39%  42%  2024  2025E  2026E  2027E  2028E  2029E  YoY Growth %  22%  11%  20%  21%  21%  20%  YoY Growth %  366%  27%  67%  47%  34%  29%  YoY Growth %  178%  23%  54%  43%  32%  28%  Margin %  Gross Profit ($mm)  Gross Profit Margin %  EBITDA less Software Capex ($mm)  EBITDA less Software Capex Margin %  EBITDA ($mm)  EBITDA

 Preliminary guidance for 2025E is 5-7% lower on revenue excl. float/political and 12-17% lower EBITDA than LRP  Preliminary guidance presents a single-digit YoY growth profile for 2025E on both revenue and EBITDA  5  Total Revenue ($mm)  YoY Growth %  15%  11%  3%  4%  5%  YoY Growth %  13%  15%  7%  8%  9%  $439  $487  $453  $457  $460  2024  2025E  2025E  2025E  2025E  2024  2025E  2025E  2025E  2025E  2024  2025E  2025E  2025E  2025E  LRP  Guide  Guide  Guide  LRP  Guide  Guide  Guide  LRP  Guide  Guide  Guide  Low  Mid  High  Low  Mid  High  Low  Mid  High  $383  $408  $412  $415  $90  $92  19.3%  Margin  $85  EBITDA ($mm)  21%  Margin  $104  YoY Growth %  78%  23%  3%  6%  9%  Analyst Consensus: $484 (+10% YoY)  Analyst Consensus: $421 (+10% YoY)  19.2%  Margin  $87  19.6%  Margin  Analyst Consensus: $102 (21.2% Margin)  20.0%  Margin  2025E Preliminary Guidance  2024 Actuals 2025E LRP(1)  Revenue excl. Float & Political ($mm)  $439  (1) LRP provided to FT Partners on 11/14/25

Context for 2024 results and 2025E initial guidance announcement on 2/26

Evolution of guidance, performance against prior guidance / consensus, and 1-day post-guidance share price change



2023 Guidance Evolution
2024 Guidance Evolution
2025
($mm)
Revenue
EBITDA
$363
$2
$366
$3
$369
$8
$375
$23
$381
$30
$444
$69
$445
$73
$438
$74
$438
$79
$439
$85
$457
$90
Mar-23 (Initial Guide)
May-23
Aug-23
Nov-23
Feb-24 (2023 Results)
Feb-24 (Initial Guide)
May-24
Jul-24
Nov-24
Feb-25 (2024 Results)
Feb-25 (Initial Guide)

Revenue & EBITDA Guidance Update / Results vs. Prior Guidance / Consensus[1]

(3%)	+1%	+1%	+2%	+2%	(0%)	+0%	(2%)	+0%	+0%	(6%)[3]
n.m.[2]	+67%	+150%	+200%	+35%	+35%	+6%	+1%	+6%	+8%	(13%)[3]

1-Day Post Announcement Share Price Change

(10%)	+9%	(11%)	+15%	+5%	+5%	(3%)	(30%)	+14%	TBD	TBD
2-days to price recovery		148-days to price recovery				51-days to price recovery	Yet to fully recover			

avidxchange

(1) Guidance is compared to previously reported guidance except for initial guidance for new year, which is compared against consensus estimates prior to guidance for new year initially being provided
(2) Initial 2023 guidance for EBITDA was $2mm compared to ~$17mm consensus estimate for 2023 prior to guidance being provided
(3) 2025 preliminary guidance

6

 Summary P&L  2020  2021  2022  2023  2024  2025E  2026E  2027E  2028E  2029E  ($mm)  Net Revenue by Type  Payments $116  $158  $214  $265  $313  $349  $410  $487  $581  $686  Software 68  88  100  112  121  133  151  174  199  227  Services 2  3  3  3  4  5  6  7  8  9  Total Net Revenue $186  $248  $316  $381  $439  $487  $567  $668  $788  $922  YoY Growth % Payments  36%  35%  24%  18%  11%  18%  19%  19%  18%  Software  29%  13%  13%  8%  10%  14%  16%  14%  14%  Services  22%  14%  15%  26%  13%  14%  15%  18%  17%  Total Net Revenue  34%  27%  20%  15%  11%  16%  18%  18%  17%  Total Revenue excl. Float & Political  34%  22%  14%  13%  15%  20%  21%  18%  18%  Gross Profit by Type  Payments $73  $108  $152  $201  $249  $276  $330  $398  $486  $586  Software 37  51  58  69  79  89  106  127  148  173  Services (8)  (8)  (7)  (7)  (5)  (5)  (5)  (4)  (4)  (3)  Total Gross Profit $102  $151  $203  $264  $323  $359  $432  $521  $630  $756  Margin %  Payments 63%  68%  71%  76%  79%  79%  81%  82%  84%  85%  Software 54%  58%  58%  62%  65%  67%  70%  73%  74%  76%  Services -  -  -  -  -  -  -  -  -  -  Total Gross Profit 55%  61%  64%  69%  73%  74%  76%  78%  80%  82%  Opex by Function  Sales & Mktg. ($48)  ($60)  ($73)  ($73)  ($77)  ($85)  ($93)  ($106)  ($126)  ($147)  R&D (44)  (60)  (75)  (86)  (88)  (91)  (96)  (99)  (114)  (129)  G&A (43)  (57)  (70)  (75)  (74)  (79)  (82)  (86)  (87)  (92)  Total Opex ($135)  ($177)  ($218)  ($234)  ($239)  ($255)  ($271)  ($292)  ($327)  ($369)  % of Net Revenue 73%  71%  69%  61%  54%  52%  48%  44%  42%  40%  EBITDA ($33)  ($26)  ($15)  $30  $85  $104  $161  $229  $303  $387  Margin % -  -  -  8%  19%  21%  28%  34%  39%  42%  EBITDA less Software Capex ($44)  ($43)  ($33)  $14  $67  $86  $143  $211  $282  $363  Margin % -  -  -  4%  15%  18%  25%  32%  36%  39%  Source: AvidXchange forecasted financials reflect estimates from Current LRP shared with FT Partners on 11/14/24  7

 AVDX current capitalization  Source: AVDX share price from CapIQ as of 01/31/25; figures in millions of dollars except price per share figures or unless otherwise stated  (1) FDSO estimates exclude unvested shares  AvidXchange Enterprise Value Walk  Share Price (01/31/25)  $10.60  FDSO (1)  219mm  Equity Value  $2,325  Cash and Equivalents  $389  Debt  $9  Net Debt  ($380)  Enterprise Value  $1,945  Type  Principal Due ($000s)  Maturity Date  Coupon  Seniority  Promissory Note Payable for Land Acquisition  1,000  Nov ’25  6.75%  Senior  Promissory Note Payable for Land Acquisition  8,100  May ’26  6.75%  Senior  Revolving Commitment ($10mm facility)  N/A  Dec ’27  N/A  Senior  Total  $9,100  Capitalization Detail  Current Debt Facilities  8

 Valuation Considerations  9

Summary of IOIs received

	REDACTED (Received 1/28/25)	TPG (Received 1/31/25)
Transaction	• Acquisition of 100% of AvidXchange in all-cash transaction	• Acquisition of 100% of AvidXchange in all-cash transaction
Purchase Price	• Enterprise value: $1.9-2.1bn • Purchase price per share(1): $10.75 – 11.25	• Enterprise value: $2.3-2.5bn • Purchase price per share(2): $12.00 – 13.00
Acquisition Funding(4)	• Debt: $732mm (34% of sources of cash) • Equity: $1,402mm (66% of sources of cash)	• Debt: $690mm (28% of sources of cash) • Equity: $1,793mm (72% of sources of cash)
Remaining Due Diligence	• (i) Market & competitive landscape, (ii) recent performance and 2025 budget, (iii) ePay strategy and new payment modes, (iv) supplier-level data analysis, (v) partner-level data analysis, (vi) client and partnerships review, (vii) go-to-market, (viii) cost and operations, (ix) technology platform, product roadmap, and R&D organization, (x) accounting, and (xi) legal	• (i) Current momentum, (ii) software and payments whitespace and adoption by vertical / supplier cohort, (iii) technology diligence, (iv) historical ERP integration timeline and dates won by end-vertical, (v) key partnership contracts with ERPs and channel partners, (vi) strategy and roadmap for new products, (vii) opportunities for operating efficiency, (viii) M&A deep-dive including pre/post acquisition performance and go-forward strategy, (ix) other value creation levers, (x) accounting, (xi) legal, (xii) and tax
Timing	• 4-6 weeks from IOI acceptance to signing definitive documentation • Would not occur before the Company's earnings announcement in late February	• ~6 weeks from IOI acceptance to signing definitive documentation • Would not occur before the Company's earnings announcement in late February
Advisors	REDACTED have been engaged for post-IOI work	• Davis Polk (legal counsel), Bain (commercial), West Monroe (technology), Deloitte (Accounting & Tax), and Saxecap (AI) have been engaged and actively done work pre-IOI
Closing Conditions	• Final approval from REDACTED investment committee prior to signing definitive documentation, with no additional approvals required	• Final approval from TPG's investment review committee prior to signing definitive documentation, with no additional approvals required
Expected Legal Terms	• (i) No indemnity, (ii) a go-shop period and a reduced go-shop termination fee, (iii) a general company termination fee and sponsor reverse termination fee, (iv) expense reimbursement by the company in limited circumstances where the required shareholder vote is not obtained, (v) and customary financing provisions for a sponsor-backed LBO	• Not referenced

(1) REDACTED assumed FDSO of 216.7mm
(2) TPG used FDSO of 223.1 from FDSO schedule as of 1/20/25
(3) REDACTED cited an implied 2024 EBITDA less capitalized software development spend multiple of 31-33x, using a projected 2024E metric of $62mm, which was lower than the actual full year 2024 metric was $67mm
(4) Funding of sources of cash assuming midpoint of purchase price range

10

avidxchange

 Analysis at various prices  Enterprise value and share price premiums  Current  REDACTED Offer Range  TPG Offer Range  Price  Low  Mid  High  Low  Mid  High  Share Price  $10.50  $10.60  $10.75  $11.00  $11.25  $11.50  $12.00  $12.50  $13.00  $13.50  $14.00  $14.50  $15.00  $15.50  $16.00  $16.50  $17.00  Enterprise Value  $1,957  $1,979  $2,012  $2,068  $2,123  $2,179  $2,289  $2,401  $2,513  $2,625  $2,736  $2,848  $2,960  $3,072  $3,184  $3,295  $3,407  Purchase Price EV Premium / (Discount) to:  Current Share Price  (1%)  -  2%  4%  7%  10%  16%  21%  27%  33%  38%  44%  50%  55%  61%  67%  72%  30-Day VWAP  3%  4%  6%  9%  12%  15%  21%  27%  33%  39%  45%  50%  56%  62%  68%  74%  80%  180-Day VWAP  19%  20%  22%  26%  29%  32%  39%  46%  53%  59%  66%  73%  80%  87%  93%  100%  107%  1-Yr High  (28%)  (28%)  (26%)  (24%)  (22%)  (20%)  (16%)  (12%)  (8%)  (4%)  -  4%  8%  12%  16%  20%  25%  1-Yr Low  52%  54%  56%  61%  65%  69%  78%  86%  95%  104%  113%  121%  130%  139%  147%  156%  165%  Purchase Price Share Price Premium / (Discount) to:  Current Share Price  (1%)  -  1%  4%  6%  8%  13%  18%  23%  27%  32%  37%  42%  46%  51%  56%  60%  30-Day VWAP  3%  4%  5%  8%  10%  13%  17%  22%  27%  32%  37%  42%  47%  52%  57%  62%  66%  180-Day VWAP  16%  17%  18%  21%  24%  27%  32%  38%  43%  49%  54%  60%  65%  71%  76%  82%  87%  1-Yr High  (25%)  (24%)  (23%)  (21%)  (20%)  (18%)  (14%)  (11%)  (7%)  (4%)  -  4%  7%  11%  14%  18%  21%  1-Yr Low  41%  42%  44%  48%  51%  55%  61%  68%  75%  81%  88%  95%  102%  108%  115%  122%  128%  11  Note: Enterprise value based on $9mm in debt, $389mm in cash & equivalents, 205.5mm basic shares outstanding, 12.5mm RSUs, 0.1mm ESPP, and 1.2-2.6mm vested options

 Analysis at various prices  Implied Valuation Multiples  Current  REDACTED Offer Range  TPG Offer Range  Price  Low  Mid  High  Low  Mid  Share Price  $10.50  $10.60  $10.75  $11.00  $11.25  $11.50  $12.00  $12.50  $13.00  $13.50  $14.00  $14.50  $15.00  $15.50  $16.00  $16.50  $17.00  Enterprise Value  $1,933  $1,958  $1,992  $2,043  $2,097  $2,154  $2,262  $2,371  $2,480  $2,589  $2,698  $2,807  $2,916  $3,026  $3,134  $3,244  $3,353  Metrics  $  Growth / Margin  Revenue Multiples  2024  $439  13%  4.5x  4.5x  4.6x  4.7x  4.8x  5.0x  5.2x  5.5x  5.7x  6.0x  6.2x  6.5x  6.7x  7.0x  7.3x  7.5x  7.8x  Q1'25E RR  465  13%  4.2x  4.3x  4.3x  4.4x  4.6x  4.7x  4.9x  5.2x  5.4x  5.6x  5.9x  6.1x  6.4x  6.6x  6.8x  7.1x  7.3x  2025E  487  13%  4.0x  4.1x  4.1x  4.2x  4.4x  4.5x  4.7x  4.9x  5.2x  5.4x  5.6x  5.9x  6.1x  6.3x  6.5x  6.8x  7.0x  Gross Profit Multiples  2024  $323  74%  6.1x  6.1x  6.2x  6.4x  6.6x  6.7x  7.1x  7.4x  7.8x  8.1x  8.5x  8.8x  9.2x  9.5x  9.8x  10.2x  10.5x  Q1'25E RR  338  73%  5.8x  5.8x  5.9x  6.1x  6.3x  6.4x  6.8x  7.1x  7.4x  7.8x  8.1x  8.4x  8.8x  9.1x  9.4x  9.7x  10.1x  2025E  359  74%  5.4x  5.5x  5.6x  5.8x  5.9x  6.1x  6.4x  6.7x  7.0x  7.3x  7.6x  7.9x  8.2x  8.5x  8.9x  9.2x  9.5x  EBITDA Multiples  2024  $85  19%  23.1x  23.4x  23.7x  24.4x  25.1x  25.7x  27.0x  28.3x  29.7x  31.0x  32.3x  33.6x  34.9x  36.3x  37.6x  38.9x  40.2x  Q1'25E RR  85  18%  22.9x  23.2x  23.6x  24.2x  24.9x  25.5x  26.8x  28.1x  29.5x  30.8x  32.1x  33.4x  34.7x  36.0x  37.3x  38.6x  39.9x  2025E  104  21%  18.8x  19.0x  19.3x  19.8x  20.3x  20.9x  21.9x  23.0x  24.1x  25.2x  26.2x  27.3x  28.4x  29.4x  30.5x  31.6x  32.7x  EBITDA less Software Capex Multiples  2024  $67  15%  29.1x  29.5x  29.9x  30.8x  31.6x  32.4x  34.1x  35.7x  37.4x  39.1x  40.7x  42.4x  44.1x  45.7x  47.4x  49.0x  50.7x  Q1'25E RR  66  14%  29.6x  29.9x  30.4x  31.3x  32.1x  32.9x  34.6x  36.3x  38.0x  39.7x  41.4x  43.1x  44.8x  46.5x  48.1x  49.8x  51.5x  2025E  86  18%  22.9x  23.1x  23.5x  24.2x  24.8x  25.5x  26.7x  28.1x  29.4x  30.7x  32.0x  33.3x  34.6x  35.9x  37.2x  38.5x  39.8x  12  Note: Enterprise value based on $9mm in debt, $389mm in cash & equivalents, 205.5mm basic shares outstanding, 12.5mm RSUs, 0.1mm ESPP, and 1.2-2.6mm vested options

 AVDX 2-year share price performance:  2-Yr & 1-Yr High: $13.29  30-Day VWAP: $10.22  180-Day VWAP: $9.08  1-Yr Low: $7.44  2-Yr Low: $7.10  $13.50  $13.25  $13.00  $12.75  $12.50  $12.25  $12.00  $11.75  $11.50  $11.25  $11.00  $10.75  $10.50  $10.25  $10.00  $9.75  $9.50  $9.25  $9.00  $8.75  $8.50  $8.25  $8.00  $7.75  $7.50  $7.25  $7.00  Feb-23  May-23  Jul-23  Oct-23  Jan-24  Apr-24  Jul-24  Oct-24  Jan-25  TPG  High: $13.00  Low: $12.00  Mid: $12.00  High: $11.25 Mid: $11.00 Low: $10.75  Closing share price as of 1/31/25: $10.60  13  REDACTED

FT Partners applied a broad set of analyses to assess valuation context for AvidXchange

	Market Multiples			Intrinsic Cashflow		
	Public Companies: B2B Payments & Office of the CFO[1]	Public Companies: Rule of X[2]	Selected Precedent Transactions[3]	DCF[4]	LBO Implied from REDACTED IOI at LRP[5]	LBO Implied from TPG's IOI at LRP[5]
	▪ Companies selected are representative of the broad range of companies referenced by equity research analysts for AVDX sector trading comparables	▪ A variation of Rule of 40 (traditionally calculated as revenue growth rate + profit margin) that increases the weighting of revenue growth in the efficiency score	▪ Selected recent precedent transactions within the FinTech and broader office of the CFO software sector that provide valuation context and multiples notionally including control premiums	▪ 5-year discounted cash flow using LRP forecast, with sensitivity analyses for a range of WACC, terminal multiple, and future performance assumptions	▪ 5-year LBO based on LRP forecast and financing assumptions and transaction sources & uses stated in REDACTED REDACTED IOI that estimate AVDX value today based on a required equity rate of return of 20-25%	▪ 5-year LBO based on LRP forecast and financing assumptions and transaction sources & uses stated in TPG's IOI that estimate AVDX value today based on a required equity rate of return of 20-25%
Implied Value per Share	**$13.39** to **$18.20**	**$12.43** to **$15.90**	**$11.49** to **$17.18**	**$17.03** to **$22.13**	**$14.38** to **$16.35**	**$14.60** to **$16.63**
Implied Value vs. Current Share Price[6]	**+26%** to **+72%**	**+17%** to **+50%**	**+9%** to **+62%**	**+61%** to **+109%**	**+36%** to **+54%**	**+38%** to **+57%**
	1	2	3	4	5	6

(1) Implied valuation range based on min / max implied valuation from the 25th and 75th percentile of the selected peer group's 2024 / 2025E EV / Revenue and EV / Gross Profit Multiples
(2) Rule of X implied valuation based on rule of X score of 53.4% / 45.7% for 2025E metrics using the current LRP and downside case respectively with a 2x multiplier on revenue growth
(3) Precedent transactions implied valuation range based on the min implied valuation from notable 2024-25 precedents and the max from Smartsheet's deal multiples
(4) DCF-implied value per share range presented here reflects WACC range of 13-15% and terminal value EBITDA multiple range of 16-20x
(5) LBO implied valuation range based on 20% - 25% target IRR assuming 18.0x Exit EBITDA Multiple
(6) Share price premium / discount % based on AvidXchange share price of $10.60 as of 01/31/24 avidxchange

14

Sector public comparables referenced in selected AVDX equity research

1

2024E EV / Revenue



Median (excl. AVDX): 7.3x
4.4x
6.8x
6.3x
8.3x
3.6x
7.3x
12.9x
7.6x
avidxchange(1)
Bill.com
BLACKLINE
Corpay
flywire
ncino
Paymentus(2)
Workiva

YoY Growth %

avidxchange	Bill.com	BlackLine	Corpay	flywire	ncino	Paymentus	Workiva
13% (3)	16%	11%	6%	27%	13%	27%	17%

AVDX implied valuation (1)

- Multiple excl. AVDX Top Quartile / Median / Bottom Quartile: **8.3x / 7.3x / 6.3x**
- AVDX Implied Share Price at Top Quartile / Median / Bottom Quartile: **$18.20 / $16.27 / $14.31**
- AVDX Current Price Premium (Discount) at Top Quartile / Median / Bottom Quartile: **+72% / +53% / +35%**

2025E EV / Revenue



Median (excl. AVDX): 6.4x
4.0x
6.1x
5.8x
7.4x
2.9x
6.4x
11.0x
6.5x
avidxchange(1)
Bill.com
BLACKLINE
Corpay
flywire
ncino
Paymentus(2)
Workiva

YoY Growth %

avidxchange	Bill.com	BlackLine	Corpay	flywire	ncino	Paymentus	Workiva
15% (3)	12%	9%	12%	22%	15%	17%	16%

AVDX implied valuation (1)

- Multiple excl. AVDX Top Quartile / Median / Bottom Quartile: **7.4x / 6.4x / 5.8x**
- AVDX Implied Share Price at Top Quartile / Median / Bottom Quartile: **$18.08 / $15.77 / $14.49**
- AVDX Current Price Premium (Discount) at Top Quartile / Median / Bottom Quartile: **+71% / +49% / +37%**

Source: CapIQ as of 01/31/25
(1) AvidXchange forward multiples reflect Current LRP (shared with FT Partners on 11/14/24)
(2) Paymentus revenue presented here reflects their reported "contribution profit" metric, effectively an estimate of net revenue, calculated from as-reported gross revenue less interchange and assessment fees
(3) AvidXchange revenue growth rate excludes float & political

15

 Source: CapIQ as of 01/31/25  AvidXchange forward multiples reflect Current LRP (shared with FT Partners on 11/14/24)  Paymentus gross margin is calculated here using Paymentus’ as-reported contribution profit as the net revenue denominator  2025E EV / Gross Profit  2024E EV / Gross Profit  6.0x  8.0x  8.0x  10.5x  5.5x  11.0x  17.0x  9.6x  5.4x  7.2x  7.2x  9.4x  4.5x  9.4x  13.7x  8.2x  1  Median (excl. AVDX): 9.6x  Median (excl. AVDX): 8.2x  AVDX implied valuation(1)   Multiple excl. AVDX Top Quartile / Median / Bottom Quartile: 11.0x / 9.6x / 8.0x   AVDX Implied Share Price at Top Quartile / Median / Bottom Quartile: $17.77 / $15.80 / $13.39  AVDX Current Price Premium (Discount) at Top Quartile  / Median / Bottom Quartile: +68% / +49% / +26%  AVDX implied valuation (1)  Multiple excl. AVDX Top Quartile / Median / Bottom  Quartile: 9.4x / 8.2x / 7.2x   AVDX Implied Share Price at Top Quartile / Median / Bottom Quartile: $17.03 / $15.08 / $13.45  AVDX Current Price Premium (Discount) at Top Quartile  / Median / Bottom Quartile: +61% / +42% / +27%  Sector public comparables referenced in selected AVDX equity research (cont.)  16  (1)  (2)  (1)  (2)  Gross Margin %  74%  85%  80%  79%  67%  68%  81%  79%  Gross Margin %  73%  86%  79%  79%  66%  67%  76%  79%

 2.0x  -  4.0x  6.0x  8.0x  10.0x  12.0x  14.0x  16.0x  Jan 2023  Apr 2023  Jul 2023  Oct 2023  Jan 2024  Apr 2024  Jul 2024  Oct 2024  Jan 2025  Source: CapIQ as of 01/31/24  Historical NTM EV / Gross Profit Multiples  13.7x | Paymentus  4.5x | Flywire  5.4x | AvidXchange  7.2x | Blackline  7.2x | Bill.com  9.4x | Corpay  9.4x | nCino  8.2x | Workiva  AvidXchange  Paymentus  Corpay  nCino  Workiva  Bill.com  Blackline  Flywire  Median  Latest NTM Gross Profit Multiple  5.4x  13.7x  9.4x  9.4x  8.2x  7.2x  7.2x  4.5x  8.2x  2-Yr Median Gross Profit Multiple  5.9x  8.8x  7.9x  9.7x  9.2x  6.8x  7.3x  7.1x  7.9x  Current vs. Median Gross Profit Multiple  (9%)  +56%  +19%  (3%)  (11%)  +6%  (2%)  (36%)  +4%  1  17  B2B Payments and Office of the CFO sectors have demonstrated mixed trading performance over the past two years with valuation multiples trending based on individual company sentiment and performance

AVDX is currently trading at a 17% - 50% discount to the share price implied by the LRP's 2025E revenue growth and EBITDA margin and Rule of X market value correlation

2

Implied 2025E Revenue Multiple Curve vs. Rule of X Efficiency


2025E Revenue Multiple vs. 2025E Efficiency
20.0x
15.0x
10.0x
5.0x
7.1x
5.5x
3.7x
25%
46%
50%
53%
75%
100%
AVDX Multiple at Rule of X Valuation with Current LRP
AVDX Multiple at Rule of X Valuation with Illustrative Downside Case
AVDX Current Multiple
AVDX LRP Downside Rule of X efficiency
AVDX Current LRP Rule of X efficiency

What is Rule of X?

Rule of X analysis is a variation of Rule of 40 that increases the weighting of revenue growth in the efficiency score because this modified score demonstrates higher correlation to public companies' valuations versus traditional Rule of 40.

The classic rule of 40 efficiency score (calculated as revenue growth rate + profit margin) assumes an equal weighting of profitability to revenue growth.

The Rule of X efficiency score gives 2.0x weighting to revenue growth in the calculations shown here.

AVDX implied valuation assuming Current LRP 2025E

- Rule of X efficiency components
  - 2025E Revenue excl. Float & Political Growth: 14.8%
    - Growth at 2.0x multiplier: 29.7%
  - 2025E EBITDA Margin: 23.7%
- Rule of X Efficiency Score: 53.4%
- **Implied EV & 2025E revenue multiple: $3.1bn (7.1x)**
- **Implied share price & premium vs. AVDX today : $15.90 (+50%)**

AVDX implied valuation assuming illustrative revenue downside to 2025E LRP

- Rule of X efficiency components
  - 2025E Revenue excl. Float & Political Growth: 11.0%
    - Growth at 2.0x multiplier: 22.0%
  - 2025E EBITDA Margin: 23.7%
- Rule of X Efficiency Score: 45.7%
- **Implied EV & 2025E revenue multiple: $2.4bn (5.5x)**
- **Implied share price & premium vs. AVDX today : $12.43 (+17%)**

avidxchange

Equity market data as of 01/31/25 for 52 publicly traded primarily enterprise software companies
Rule of X efficiency score is defined here as YoY revenue growth rate times 2.0 plus EBITDA margin
AvidXchange current multiples and revenue estimates from Current LRP and illustrative downside case for 2025E of $439mm / $425mm respectively

18

Since 2022, there have been few meaningfully direct precedent transactions for AVDX involving acquisition of a public company, but among selected precedents, multiples are generally correlated with growth

3

						Valuation Multiples						KPIs					
						EV / Revenue		EV / Gross Profit		EV/ EBITDA		Revenue Growth %		Gross Margin		EBITDA Margin	
Target	**Acquirer**	**Description**	**Date [1]**	**EV**	**Premium Paid [2]**	**LTM**	**NTM**	**LTM**	**NTM**	**LTM**	**NTM**	**LTM**	**NTM**	**LTM**	**NTM**	**LTM**	**NTM**
Notable 2024-25 Precedents & Implied AvidXchange Valuation Metrics																	
Paycor	Paychex	• HCM software	Jan-25	4,100	21%	5.6x	5.4x	8.1x	7.9x	17.1x	15.7x	22%	4%	68%	68%	32%	34%
Smartsheet	Vista, Blackstone	• Work mgmt. software	Sep-24	8,400	25%	7.8x	6.8x	9.3x	8.0x	41.9x	33.2x	18%	15%	84%	84%	19%	20%
Zuora	Silver Lake, GIC	• Subscription billing software	Oct-24	1,700	18%	3.8x	3.5x	5.1x	4.7x	17.5x	15.0x	9%	7%	73%	74%	21%	23%
Jaggaer	Vista	• Spend & procurement management	Aug-24	2,850	N/A	9.5x	8.5x	N/A	N/A	22.8x	21.9x	~9%	~9%	N/A	N/A	42%	39%
Everbridge	Thoma Bravo	• Crisis mgmt. software	Feb-24	1,500	20%	3.4x	3.2x	4.5x	4.4x	17.8x	14.6x	N/A	3%	74%	74%	19%	22%
Median					**21%**	**5.6x**	**5.4x**	**6.6x**	**6.3x**	**17.8x**	**15.7x**	**14%**	**7%**	**74%**	**74%**	**21%**	**23%**
AVDX Implied Valuation from Median Using Current LRP Metrics																	
AvidXchange Metrics ($mm)					**$10.60**	**$439**	**$487**	**$323**	**$359**	**$85**	**$104**	**15%**	**11%**	**74%**	**74%**	**19%**	**21%**
AVDX Implied Enterprise Value ($mm)					**$2,431**	**$2,438**	**$2,603**	**$2,147**	**$2,269**	**$1,511**	**$1,640**						
AVDX Implied Share Price					**$12.78**	**$12.82**	**$13.57**	**$11.49**	**$12.05**	**$8.60**	**$9.19**						
% Premium to Current Share Price					**21%**	**21%**	**28%**	**8%**	**14%**	**(19%)**	**(13%)**						
AVDX Implied Valuation from Smartsheet Only																	
AVDX Implied Enterprise Value ($mm)					**$2,526**	**$3,413**	**$3,290**	**$3,007**	**$2,880**	**$3,549**	**$3,462**						
AVDX Implied Share Price					**$13.21**	**$17.18**	**$16.62**	**$15.36**	**$14.79**	**$17.79**	**$17.40**						
% Premium to Current Share Price					**25%**	**62%**	**57%**	**45%**	**40%**	**68%**	**64%**						

Target	**Acquirer**	**Description**	**Date [1]**	**EV**	**Premium Paid [2]**	**EV / Revenue LTM**	**EV / Revenue NTM**	**EV / Gross Profit LTM**	**EV / Gross Profit NTM**	**EV/ EBITDA LTM**	**EV/ EBITDA NTM**	**Revenue Growth % LTM**	**Revenue Growth % NTM**	**Gross Margin LTM**	**Gross Margin NTM**	**EBITDA Margin LTM**	**EBITDA Margin NTM**
Older, Less Relevant Precedents & Implied AvidXchange Valuation Metrics																	
EngageSmart	Vista	• Customer engagement software & payments	Oct-23	3,500	23%	9.7x	8.4x	12.2x	10.7x	53.6x	42.0x	29%	24%	79%	79%	18%	19%
Coupa	Thoma Bravo	• Spend & procurement management	Dec-22	8,000	77% [3]	10.0x	9.0x	13.7x	12.2x	35.4x	55.4x	18%	20%	74%	74%	28%	15%
Billtrust	EQT	• AR automation & payments	Sep-22	1,700	65%	11.0x	8.7x	14.8x	11.7x	N/A	N/A	28%	22%	74%	74%	N/A	N/A
Avalara	Vista	• Sales tax compliance automation	Aug-22	8,400	27% [4]	10.6x	8.8x	14.4x	12.0x	N/A	N/A	33%	25%	74%	74%	6%	3%
Median					**46%**	**10.3x**	**8.8x**	**14.0x**	**11.8x**	**44.5x**	**48.7x**	**28%**	**23%**	**74%**	**74%**	**18%**	**15%**

Valuation multiples were higher in the selected 2022-23 precedents versus the selected 2024-25 precedents due to generally higher growth rates demonstrated by the acquired businesses in the 2022-23 group at the time of their acquisitions.

Sources: Pitchbook, Cap IQ, public press releases; AvidXchange share price as of 01/31/25; share price implied from FDSO excluding unvested shares
(1) Represents date of transaction announcement
(2) Represents percent premium of acquisition price to unaffected share price one day before transaction announcement
(3) Purchase price premium calculated from Coupa's closing share price as of November 22nd, 2022, the last trading day prior to media reports regarding a potential transaction
(4) Purchase price premium calculated from Avalara's closing share price as of July 6, 2022, the last trading day prior to media reports regarding a potential transaction

19

avidxchange

Acquisitions of publicly traded technology companies in 2024 exhibited a median control premium of 17%, below the 10-year median of 30%

3

FT has not directly assumed or applied control premiums in any of the cashflow-based or public company valuation data points referenced in this presentation

Screening Criteria

- FT screened for all closed acquisitions of U.S. publicly traded companies since 2014 with total transaction size of >$1bn
- Publicly listed technologies companies acquired since 2014 have demonstrated median control premium of 30%, slightly above the total universe of U.S. publicly traded companies across all sectors, which have demonstrated median of 27%

Summary

	All Sectors	Technology Sector
Control Premium		
10-Year Median	27%	30%
2024 YTD Median	28%	17%
Implied AVDX Share Price [(1)]		
10-Year Median	**$13.42**	**$13.77**
2024 YTD Median	**$13.53**	**$12.43**

US Public Company Median Share Price Control Premium by Year



All Acquired US Public Companies
Information Technology
10-Yr Tech Sector Median: 30% (2)
27% 30%
29% 28%
26% 33%
19% 7%
19% 32%
22% 27%
23% 30%
27% 22%
36% 32%
30% 30%
28% 17%
2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024

	2014	2015	2016	2017	2018	2019	2020	2021	2022	2023	2024
Deal Count – All Acquired U.S. Public Companies	14	17	23	15	20	21	55	138	46	34	25
Deal Count – Technology Sector	5	3	9	2	7	8	6	9	13	9	9

Source: CapIQ as of 01/31/2024.
(1) Implied share price calculated by applying median control premiums to AVDX's current share price as of 01/31/25 ($10.60).
(2) Median for 2014-23

20

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 2024E-29E  Revenue CAGR  8.0%  10.0%  12.0%  14.0%  16.0%  2024E-29E  Revenue CAGR  8.0%  10.0%  12.0%  14.0%  16.0%  Total Enterprise Value  Implied EV / 2024E Gross Profit  Terminal Year EBITDA Margin %  30.0% 35.0% 40.0% 42.0% 45.0%  Terminal Year EBITDA Margin %  30.0% 35.0% 40.0% 42.0% 45.0%  $1,806 $2,104  $2,401  $2,518 $2,694  2,042  2,370  2,697 2,828 3,024  2,289  2,654 3,018 3,164 3,383  5.6x 6.5x  7.4x  7.8x 8.3x  6.3  7.3  8.3 8.7 9.4  7.1  8.2 9.3 9.8 10.5  2,558  2,963  3,369  3,531  3,774  7.9  9.2  10.4  10.9  11.7  2,850 3,300 3,749  3,929  4,198  8.8 10.2 11.6  12.2  13.0  Implied Share Price  Premium to Current Price ($10.60)  $9.97  $11.32  $12.65  $13.17  $13.96  11.04  12.51  13.97  14.56  15.44  12.15  13.78  15.41  16.06  17.04  (6%) 7%  19%  24%  32%  4%  18%  32%  37%  46%  15%  30%  45%  52%  61%  13.35  15.17  16.98  17.70  18.79  26%  43%  60%  67%  77%  14.66 16.67 18.68  19.48  20.69  38% 57% 76%  84%  95%  12.0%  $17.14  $19.10  $21.07  $23.03  $25.00  62%  80%  99%  117%  136%  C  13.0%  16.49  18.37  20.25  22.13  24.01  56%  73%  91%  109%  127%  AC  14.0%  15.89  17.68  19.48  21.28  23.08  50%  67%  84%  101%  118%  W  15.0%  15.31  17.03  18.75  20.47  22.19  44%  61%  77%  93%  109%  16.0%  14.76  16.41  18.06  19.70  21.35  39%  55%  70%  86%  101%  Total Enterprise Value   Terminal EBITDA Multiple (2029E)   Implied EV / 2024E Gross Profit  Terminal EBITDA Multiple (2029E)  14.0x  16.0x  18.0x  20.0x  22.0x  14.0x  16.0x  18.0x  20.0x  22.0x  12.0%  $3,404  $3,843  $4,283  $4,722  $5,161  10.5x  11.9x  13.2x  14.6x  16.0x  C  13.0%  3,260  3,681  4,101  4,521  4,942  10.1  11.4  12.7  14.0  15.3  AC  14.0%  3,124  3,526  3,929  4,331  4,733  9.7  10.9  12.2  13.4  14.6  W  15.0%  2,995  3,380  3,765  4,150  4,535  9.3  10.5  11.6  12.8  14.0  16.0%  2,872  3,241  3,610  3,978  4,347  8.9  10.0  11.2  12.3  13.4  Implied Share Price  Premium to Current Price ($10.60)  DCF Sensitivity: WACC & Exit Multiple  DCF Sensitivity: Revenue Growth and Terminal EBITDA Margin (1)  (1) Revenue growth and terminal EBITDA margin sensitivity analysis based on 14.0% WACC and 18.0x LTM EBITDA exit multiple  DCF analysis on 5-year forecast from LRP implies AVDX value per share today of $17.03-22.13 at WACC range 4  of 13-15% and terminal EBITDA multiple range of 16-20x  LRP Assumptions & Output  REDACTED IOI Implied Price Range TPG IOI Implied Price Range  21

5

5-Year LBO analysis based on LRP and assumptions from REDACTED IOI

($ mm)	2025E	2026E	2027E	2028E	2029E
Income Statement					
Total Revenue	**$487**	**$567**	**$668**	**$788**	**$922**
Growth %	*11%*	*16%*	*18%*	*18%*	*17%*
Gross Profit	**$359**	**$432**	**$521**	**$630**	**$756**
Margin %	*74%*	*76%*	*78%*	*80%*	*82%*
Adj. EBITDA	**$104**	**$161**	**$229**	**$303**	**$387**
Margin %	*21%*	*28%*	*34%*	*39%*	*42%*
D&A	($37)	($36)	($32)	($31)	($34)
OID Amortization	($2)	($2)	($2)	($2)	($2)
Adj. EBIT	**$65**	**$122**	**$194**	**$270**	**$351**
Margin %	*13%*	*22%*	*29%*	*34%*	*38%*
Interest Expense	($88)	($94)	($94)	($239)	($239)
Stock-Based Compensation	($54)	($45)	($47)	($62)	($69)
Other Stock Grants	($3)	($3)	($4)	($4)	($5)
Interest Income	$2	$1	$1	$1	$1
EBT	**($78)**	**($18)**	**$51**	**($35)**	**$39**
Taxes 28%	-	-	-	-	-
Net Income	**($78)**	**($18)**	**$51**	**($35)**	**$39**
Cash Flow					
Adj. EBITDA	$104	$161	$229	$303	$387
Net Movement in Working Capital	$4	($2)	($8)	($17)	($8)
Provision for Doubtful Accounts	$4	$11	$12	$14	$15
Interest Income	$2	$1	$1	$1	$1
Cash Taxes Paid	-	-	-	-	-
Operating Cash Flow	**$114**	**$170**	**$234**	**$301**	**$395**
CapEx	($22)	($30)	($22)	($24)	($27)
Supplier Advances	($24)	($78)	($39)	($34)	($34)
Operating Cash Flow Available for Debt Service	**$68**	**$62**	**$174**	**$243**	**$333**
Acquisition Term Loan Cash Interest Expense	($46)	($94)	($94)	-	-
Acquisition Incremental Debt Cash Interest Expense	-	-	-	($239)	($239)
Acquisition Term Loan Principal Repayment	-	-	($775)	-	-
Refinancing	-	-	$1,979	-	-
Cash Flow Available for Equity	**$23**	**($32)**	**$1,284**	**$4**	**$94**

Assumptions

- LBO analysis entry enterprise value of $2.0bn ($11.00 entry share price) reflects 4% premium to AVDX share price as of January 31st, 2024, and implies 38% five-year IRR
- Offer price premium: 4%
- Exit multiple: 18.0x trailing EBITDA
- LBO acquisition close: January 2025
- LBO recapitalization: December 2027
- LBO exit: December 2029

REDACTED

- Debt financing fees assumptions:
  - Cash Interest rate: 12.10% (SOFR + 725); applicable to 50% of principal for the first 18 months of the term loan and applicable to 100% of the principal thereafter
  - PIK interest rate of 11.35% (SOFR + 650); applicable to 50% of principal for the first 18 months of the term loan and not applicable thereafter
  - OID: 3.0%

Sources & Uses

Sources of Cash		
Private Equity	$1,441	56.2%
REDACTED		
Cash on Balance Sheet	389	15.2%
Total Sources of Cash	**$2,562**	**100.0%**

Uses of Cash		
Consideration to Sellers	$2,414	94.2%
Existing Term Loan Payoff	9	0.4%
Debt Fees (OID)	22	0.9%
Other Advisory Costs	60	2.3%
Cash on Balance Sheet	57	2.2%
Total Uses of Cash	**$2,562**	**100.0%**

avidxchange

22

 (1) Assumes entry acquisition valuation as follows: acquisition share price of $11.00 (4% premium to share price as of 01/31/25), and enterprise value of $2.034bn  IRR Sensitivity  MoM Sensitivity  3.1x  2.8x  2.6x  2.0x  1.6x  3.6x  3.3x  3.0x  2.3x  1.8x  4.1x  3.7x  3.3x  2.6x  2.1x  4.6x  5.1x  4.1x  4.6x  3.7x  4.1x  2.8x  3.1x  2.3x  2.5x  Entry GP Multiple, Acquisition EV, and Premium  EV ($mm)  $2,034  $2,200  $2,367  $2,926  $3,485  EV ($mm)  $2,034  $2,200  $2,367  $2,926  $3,485  Share Price  $11.00  $11.75  $12.50  $15.00  $17.50  Share Price  $11.00  $11.75  $12.50  $15.00  $17.50  Acquisition Premium  3.8%  10.8%  17.9%  41.5%  65.1%  Acquisition Premium  3.8%  10.8%  17.9%  41.5%  65.1%  Entry GP Multiple  5.8x  6.3x  6.7x  8.3x  9.9x  Entry GP Multiple  5.8x  6.3x  6.7x  8.3x  9.9x  EBITDA 14.0x  16.0x  18.0x  20.0x  22.0x  GP 7.2x  8.2x  9.2x  10.2x  11.3x  Exit LTM  Multiples  30.6%  27.2%  24.3%  16.7%  11.3%  34.4%  30.9%  28.0%  20.2%  14.6%  37.7%  34.2%  31.2%  23.3%  17.6%  40.7%  37.2%  34.1%  26.1%  20.2%  43.4%  39.8%  36.7%  28.6%  22.7%  Entry GP Multiple, Acquisition EV, and Premium  EBITDA 14.0x  16.0x  18.0x  20.0x  22.0x  GP 7.2x  8.2x  9.2x  10.2x  11.3x  Exit LTM  Multiples  EBITDA  GP  8.1x  8.4x  8.6x  8.9x  9.1x  EBITDA  GP  8.1x  8.4x  8.6x  8.9x  9.1x  14.0x  7.2x  30.4%  30.5%  30.6%  30.7%  30.9%  14.0x  7.2x  3.1x  3.1x  3.1x  3.2x  3.2x  16.0x  8.2x  34.1%  34.2%  34.4%  34.5%  34.7%  TM  les  16.0x  8.2x  3.6x  3.6x  3.6x  3.7x  3.7x  18.0x  9.2x  37.4%  37.5%  37.7%  37.8%  38.0%  t L ltip  18.0x  9.2x  4.0x  4.1x  4.1x  4.1x  4.2x  20.0x  10.2x  40.3%  40.5%  40.7%  40.9%  41.0%  Exi Mu  20.0x  10.2x  4.5x  4.6x  4.6x  4.6x  4.7x  22.0x  11.3x  43.0%  43.2%  43.4%  43.6%  43.8%  22.0x  11.3x  5.0x  5.0x  5.1x  5.1x  5.2x  Debt Leverage Multiple of EBITDA(1)  Exit LTM  Multiples  5  23  Debt Leverage Multiple of EBITDA(1)  5-Year LBO returns sensitivity for REDACTED IOI Sources & Uses assuming LRP forecast  Given the strong return profile implied by the LRP at a wide range of purchase price premiums, it is clear that REDACTED is discounting the LRP assumptions meaningfully in the investment case underlying its proposed purchase price range

 5  24  IRR Sensitivity (1)  MoM Sensitivity (1)  30.0%  Terminal Year EBITDA Margin  35.0% 40.0% 42.0%  45.0%  1.6x  1.9x  2.3x  2.4x  2.6x  1.8x  2.1x  2.2x  2.6x  2.6x  3.0x  2.8x  3.2x  3.0x  3.4x  2.4x  2.8x  2.9x  3.3x  3.4x  3.9x  3.6x  4.1x  3.9x  4.4x  8.0%  10.0%  12.0%  14.0%  16.0%  2024-29E  Revenue CAGR  30.0%  Terminal Year EBITDA Margin  35.0% 40.0% 42.0%  45.0%  11.2%  16.0%  20.3%  21.7%  23.8%  15.1%  20.1%  24.2%  25.7%  27.7%  19.2%  24.2%  28.2%  29.7%  31.7%  23.2%  28.2%  32.2%  33.7%  35.7%  27.4%  32.2%  36.2%  37.7%  39.7%  8.0%  10.0%  12.0%  14.0%  16.0%  2024-29E  Revenue CAGR  $11.00 per  share /  $2.0bn EV  30.0%  45.0%  8.0%  10.0%  12.0%  14.0%  16.0%  2.0x  Terminal Year EBITDA Margin  35.0% 40.0% 42.0%  1.5x 1.8x 1.9x  1.7x 2.0x 2.1x  2.3x  2.0x 2.3x 2.4x  2.6x  1.2x  1.4x  1.6x  1.9x  2.1x  2.3x  2.6x  2.6x  3.0x  2.8x  3.1x  3.0x  3.4x  2024-29E  Revenue CAGR  30.0%  45.0%  8.0%  10.0%  12.0%  14.0%  16.0%  16.9%  Terminal Year EBITDA Margin  35.0% 40.0% 42.0%  9.6% 13.5% 14.9%  13.2% 17.1% 18.5%  20.5%  16.9% 20.7% 22.1%  24.1%  5.1%  8.6%  12.2%  15.9%  19.5%  20.5%  24.1%  24.3%  28.0%  25.7%  29.4%  27.7%  31.3%  2024-29E  Revenue CAGR  30.0%  Terminal Year EBITDA Margin  35.0% 40.0% 42.0%  45.0%  8.0%  10.0%  12.0%  14.0%  16.0%  1.5x  1.7x  1.9x  1.5x  1.8x  2.0x  1.7x  1.9x  2.2x  2.1x  2.3x  2.4x  1.0x  1.2x  1.3x  1.5x  1.7x  1.2x  1.4x  1.6x  1.8x  2.1x  2.4x  2.6x  2.8x  2024-29E  Revenue CAGR  30.0%  Terminal Year EBITDA Margin  35.0% 40.0% 42.0%  45.0%  8.0%  10.0%  12.0%  14.0%  16.0%  8.6%  11.9%  15.2%  9.9%  13.3%  16.6%  11.8%  15.1%  18.5%  18.6%  19.9%  21.8%  0.7%  3.9%  7.2%  10.5%  13.8%  4.9%  8.2%  11.6%  14.9%  18.2%  21.9%  23.3%  25.2%  2024-29E  Revenue CAGR  $13.00 per share /  $2.4bn EV  $15.00 per share /  $2.9bn EV  (1) Assumes exit multiple of 18.0x 2029E EBITDA  5-Year LBO returns sensitivity for REDACTED IOI Sources & Uses at different entry  prices and a range of investment period growth CAGR and margin assumptions

6

5-Year LBO analysis based on LRP and assumptions from TPG's IOI

($ mm)	2025E	2026E	2027E	2028E	2029E
Income Statement					
Total Revenue	$487	$567	$668	$788	$922
Growth %	11%	16%	18%	18%	17%
Gross Profit	$359	$432	$521	$630	$756
Margin %	74%	76%	78%	80%	82%
Adj. EBITDA	$104	$161	$229	$303	$387
Margin %	21%	28%	34%	39%	42%
D&A	($37)	($36)	($32)	($31)	($34)
OID Amortization	($2)	($2)	($2)	($2)	($2)
Adj. EBIT	$65	$122	$195	$270	$351
Margin %	13%	22%	29%	34%	38%
Interest Expense	($83)	($88)	($88)	($226)	($226)
Stock-Based Compensation	($54)	($45)	($47)	($62)	($69)
Other Stock Grants	($3)	($3)	($4)	($4)	($5)
Interest Income	$1	$0	$0	$0	$0
EBT	($74)	($13)	$56	($22)	$52
Taxes 28%	-	-	-	-	-
Net Income	($74)	($13)	$56	($22)	$52
Cash Flow					
Adj. EBITDA	$104	$161	$229	$303	$387
Net Movement in Working Capital	$4	($2)	($8)	($17)	($8)
Provision for Doubtful Accounts	$4	$11	$12	$14	$15
Interest Income	$1	$0	$0	$0	$0
Cash Taxes Paid	-	-	-	-	-
Operating Cash Flow	$114	$170	$234	$301	$394
CapEx	($22)	($30)	($22)	($24)	($27)
Supplier Advances	($24)	($78)	($39)	($34)	($34)
Operating Cash Flow Available for Debt Service	$67	$61	$173	$243	$332
Acquisition Term Loan Cash Interest Expense	($43)	($88)	($88)	-	-
Acquisition Incremental Debt Cash Interest Expense	-	-	-	($226)	($226)
Acquisition Term Loan Principal Repayment	-	-	($730)	-	-
Refinancing	-	-	$1,865	-	-
Cash Flow Available for Equity	$24	($27)	$1,220	$17	$107

Assumptions

- LBO analysis entry enterprise value of $2.4bn ($12.50 entry share price) reflects 18% premium to AVDX share price as of January 31st, 2024, and implies 32% five-year IRR
- Offer price premium: 18%
- Exit multiple: 18.0x trailing EBITDA
- LBO acquisition close: January 2025
- LBO recapitalization: December 2027
- LBO exit: December 2029
- Initial acquisition debt financing of $690mm assuming 8.1x LTM EBITDA leverage with a $1,865mm recapitalization at the same LTM multiple
- Debt financing fees assumptions:
  - Cash Interest rate: 12.10% (SOFR + 725); applicable to 50% of principal for the first 18 months of the term loan and applicable to 100% of the principal thereafter
  - PIK interest rate of 11.35% (SOFR + 650); applicable to 50% of principal for the first 18 months of the term loan and not applicable thereafter
  - OID: 3.0%

Sources & Uses

Sources of Cash		
Private Equity	$1,747	61.8%
New Debt	690	24.4%
Cash on Balance Sheet	389	13.8%
Total Sources of Cash	**$2,826**	**100.0%**

Uses of Cash		
Consideration to Sellers	$2,748	97.2%
Existing Term Loan Payoff	9	0.3%
Debt Fees (OID)	21	0.7%
Other Advisory Costs	19	0.7%
Cash on Balance Sheet	30	1.1%
Total Uses of Cash	**$2,826**	**100.0%**

avidxchange

25

 (1) Assumes entry acquisition valuation as follows: acquisition share price of $12.50 (18% premium to share price as of 01/31/25), and enterprise value of $2.367bn  IRR Sensitivity  MoM Sensitivity  3.2x  2.9x  2.6x  2.0x  1.6x  3.7x  3.3x  3.0x  2.3x  1.9x  4.2x  3.8x  3.4x  2.6x  2.1x  4.7x  5.2x  4.2x  4.7x  3.8x  4.2x  2.9x  3.2x  2.4x  2.6x  Entry GP Multiple, Acquisition EV, and Premium  EV ($mm)  $2,034  $2,200  $2,367  $2,926  $3,485  EV ($mm)  $2,034  $2,200  $2,367  $2,926  $3,485  Share Price  $11.00  $11.75  $12.50  $15.00  $17.50  Share Price  $11.00  $11.75  $12.50  $15.00  $17.50  Acquisition Premium  3.8%  10.8%  17.9%  41.5%  65.1%  Acquisition Premium  3.8%  10.8%  17.9%  41.5%  65.1%  Entry GP Multiple  5.8x  6.3x  6.7x  8.3x  9.9x  Entry GP Multiple  5.8x  6.3x  6.7x  8.3x  9.9x  EBITDA 14.0x  16.0x  18.0x  20.0x  22.0x  GP 7.2x  8.2x  9.2x  10.2x  11.3x  Exit LTM  Multiples  31.3%  27.9%  25.0%  17.4%  11.9%  35.0%  31.6%  28.6%  20.8%  15.2%  38.3%  34.9%  31.8%  23.9%  18.2%  41.3%  37.8%  34.7%  26.7%  20.8%  44.1%  40.5%  37.4%  29.2%  23.3%  Entry GP Multiple, Acquisition EV, and Premium  EBITDA 14.0x  16.0x  18.0x  20.0x  22.0x  GP 7.2x  8.2x  9.2x  10.2x  11.3x  Exit LTM  Multiples  EBITDA  GP  7.6x  7.9x  8.1x  8.4x  8.6x  EBITDA  GP  7.6x  7.9x  8.1x  8.4x  8.6x  14.0x  7.2x  24.9%  24.9%  25.0%  25.1%  25.1%  14.0x  7.2x  2.6x  2.6x  2.6x  2.7x  2.7x  16.0x  8.2x  28.4%  28.5%  28.6%  28.7%  28.8%  TM  les  16.0x  8.2x  3.0x  3.0x  3.0x  3.1x  3.1x  18.0x  9.2x  31.6%  31.7%  31.8%  31.9%  32.0%  t L ltip  18.0x  9.2x  3.4x  3.4x  3.4x  3.5x  3.5x  20.0x  10.2x  34.5%  34.6%  34.7%  34.8%  35.0%  Exi Mu  20.0x  10.2x  3.8x  3.8x  3.8x  3.9x  3.9x  22.0x  11.3x  37.1%  37.2%  37.4%  37.5%  37.6%  22.0x  11.3x  4.2x  4.2x  4.2x  4.3x  4.3x  Debt Leverage Multiple of EBITDA(1)  Debt Leverage Multiple of EBITDA(1)  Exit LTM  Multiples  6  26  5-Year LBO returns sensitivity for TPG’s IOI Sources & Uses assuming LRP forecast  Given the strong return profile implied by the LRP at a wide range of purchase price premiums, it is clear that TPG is discounting the LRP assumptions meaningfully in the investment case underlying its proposed purchase price range

 6  27  5-Year LBO returns sensitivity for TPG’s IOI Sources & Uses at different entry prices and a  range of investment period growth CAGR and margin assumptions  30.0%  Terminal Year EBITDA Margin  35.0% 40.0% 42.0%  45.0%  1.6x  2.0x  2.4x  2.5x  2.7x  1.9x  2.3x  2.7x  2.9x  3.1x  2.2x  2.5x  2.9x  2.7x  3.0x  3.4x  3.1x  3.5x  4.0x  3.3x  3.7x  4.2x  3.6x  4.0x  4.6x  8.0%  10.0%  12.0%  14.0%  16.0%  2024-29E  Revenue CAGR  30.0%  Terminal Year EBITDA Margin  35.0% 40.0% 42.0%  45.0%  12.1%  17.0%  21.1%  22.5%  24.6%  16.1%  21.0%  25.1%  26.5%  28.6%  20.1%  25.1%  29.0%  30.5%  32.5%  24.2%  29.0%  33.0%  34.4%  36.5%  28.3%  32.9%  36.9%  38.3%  40.4%  8.0%  10.0%  12.0%  14.0%  16.0%  2024-29E  Revenue CAGR  $11.00 per  share /  $2.0bn EV  30.0%  Terminal Year EBITDA Margin  35.0% 40.0% 42.0%  45.0%  1.3x  1.6x  1.8x  1.9x  2.1x  1.5x  1.8x  2.1x  2.2x  2.4x  1.7x  2.1x  2.4x  2.5x  2.7x  1.9x  2.3x  2.7x  2.9x  3.1x  2.2x  2.6x  3.1x  3.2x  3.5x  8.0%  10.0%  12.0%  14.0%  16.0%  2024-29E  Revenue CAGR  30.0%  Terminal Year EBITDA Margin  35.0% 40.0% 42.0%  45.0%  5.9%  10.4%  14.3%  15.7%  17.6%  9.5%  14.1%  17.9%  19.3%  21.2%  13.1%  17.7%  21.5%  22.9%  24.8%  16.7%  21.2%  25.0%  26.4%  28.4%  20.3%  24.8%  28.6%  30.0%  32.0%  8.0%  10.0%  12.0%  14.0%  16.0%  2024-29E  Revenue CAGR  30.0%  Terminal Year EBITDA Margin  35.0% 40.0% 42.0%  45.0%  8.0%  10.0%  12.0%  14.0%  16.0%  1.5x  1.7x  1.9x  1.6x  1.8x  2.1x  1.7x  2.0x  2.2x  2.2x  2.3x  2.5x  1.1x  1.2x  1.4x  1.6x  1.8x  1.3x  1.5x  1.7x  1.9x  2.1x  2.5x  2.6x  2.8x  2024-29E  Revenue CAGR  30.0%  Terminal Year EBITDA Margin  35.0% 40.0% 42.0%  45.0%  8.0%  10.0%  12.0%  14.0%  16.0%  9.3%  12.6%  15.9%  10.6%  14.0%  17.3%  12.5%  15.8%  19.2%  19.3%  20.6%  22.5%  1.4%  4.7%  7.9%  11.3%  14.6%  5.7%  9.0%  12.3%  15.6%  18.9%  22.6%  23.9%  25.8%  2024-29E  Revenue CAGR  $13.00 per share /  $2.4bn EV  $15.00 per share /  $2.9bn EV  IRR Sensitivity (1)  MoM Sensitivity (1)  (1) Assumes exit multiple of 18.0x 2029E EBITDA

 Appendix – DCF Reference Materials  28

5-Year DCF analysis: Current LRP

Unlevered Cash Flow Projection[1]

($ mm)	2024	2025E	2026E	2027E	2028E	2029E
Revenue	$439	$487	$567	$668	$788	$922
YoY Growth %	*15%*	*11%*	*16%*	*18%*	*18%*	*17%*
Gross Profit	$323	$359	$432	$521	$630	$756
Margin %	*74%*	*74%*	*76%*	*78%*	*80%*	*82%*
EBITDA (excl. SBC)	$85	$104	$161	$229	$303	$387
Margin %	*19%*	*21%*	*28%*	*34%*	*39%*	*42%*
Stock-Based Comp	(47)	(54)	(45)	(47)	(62)	(69)
Other Stock Grants	(3)	(3)	(3)	(4)	(4)	(5)
EBITDA (incl. SBC)	$34	$48	$113	$179	$237	$314
Margin %	*8%*	*10%*	*20%*	*27%*	*30%*	*34%*
EBIT	($2)	$11	$76	$146	$206	$280
Cash Taxes Paid	-	-	-	-	($18)	($77)
% of EBIT	-	-	-	-	*9%*	*28%*
EBIAT	($2)	$11	$76	$146	$188	$202
Addback D&A	$36	$37	$36	$32	$31	$34
Provision for Doubtful Accounts	$4	$4	$11	$12	$14	$15
Capex	(20)	(22)	(30)	(22)	(24)	(27)
Cash from NWC	(24)	4	(2)	(8)	(17)	(8)
Supplier Advances	(7)	(24)	(78)	(39)	(34)	(34)
UFCF	($13)	$10	$13	$123	$158	$182
Margin %	*(3%)*	*2%*	*2%*	*18%*	*20%*	*20%*
Discounted UFCF	-	$9	$10	$89	$100	$101

DCF Assumptions

- WACC: 14.0%
- Investment Date: January 31, 2025
- Exit Date: December 31, 2029
- 18.0x trailing EBITDA multiple for terminal value
- 42% long-term EBITDA margin
- Mid-point method discounting for annual UFCF
- For calculating share price from enterprise value, the calculation adds $380mm net cash balance and divides aggregate equity value by 221.2mm FDSO which excludes unvested shares

DCF Summary

EBITDA (2029E)	$387
Terminal Value Multiple	18.0x
Terminal Value	$6,969
Discounted Terminal Value	$3,619
Discounted Cash Flows	309
Total Enterprise Value	**$3,929**
Share Price	**$19.48**

avidxchange

(1) AvidXchange forecasted financials shown here through 2029E reflect estimates from Current LRP shared with FT Partners on 11/14/24

29